Exhibit 8.1

New York, September 28, 2007
Arcelor
19 Avenue de la Liberté
L-2930 Luxembourg
Grand Duchy of Luxembourg

Ladies and Gentlemen:

We have acted as counsel to Arcelor, a Luxembourg public limited liability company (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”), under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form F-4 (the “Registration Statement”) relating to the registration of shares of Company stock, without nominal value. The shares will be issued by the Company in the merger of ArcelorMittal, a Luxembourg public limited liability company (“ArcelorMittal”) into the Company by way of a merger by absorption of ArcelorMittal by the Company (the “Merger”).

We have participated in the preparation of the Registration Statement and have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of all such corporate records of the Company and such other instruments and certificates of public officials, officers, and representatives of the Company and such other persons, as we have deemed relevant. We have made such investigations of law as we have deemed appropriate as a basis for the opinion set forth below.

Based upon the foregoing, please be advised that the statements made in the section in the proxy statement/prospectus entitled “Taxation — United States Taxation — The Merger” that reference our opinion represent our opinion as to the material United States tax consequences relating to the Merger, subject to the limitations set forth therein.

We express no opinion as to the laws of any jurisdiction other than the United States of America.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. By giving such consent, we do not admit that we are “experts” within the meaning of the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this exhibit.

Very truly yours,

CLEARY GOTTLIEB STEEN & HAMILTON LLP

By	/s/ Leslie B. Samuels
Leslie B. Samuels, a Partner